Exhibit 5.1

e-mail:
jbodi@applebyglobal.com
direct dial:
Tel 441 298 3240
Fax 441 298 3398
client ref:

appleby ref: 123944.21
Global Sources Ltd. Canon’s Court 22 Victoria Street Hamilton, HM12 Bermuda

7 November 2006
Dear Sirs

Global Sources Ltd. (the “Company”)

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission, Washington D.C. 20549 of a Form S-8 (the “Registration Statement”) in relation to The Global Sources Equity Compensation (2007) Master Plan (the “2007 Plan”) and the Global Sources Ltd. Directors Purchase Plan (as of 5 November 2005) (the “Directors Plan”). The 2007 Plan and Directors Plan may be referred to in this opinion collectively as the “Plans”.

It is intended to allot a maximum of 3,000,000 common shares of par value $0.01 (the “2007 Plan Shares”) of the Company to Appleby Trust (Bermuda) Limited, as trustee for The Global Sources Equity Compensation Trust 2007, for the purposes of the 2007 Plan. It is intended that, out of the 1,000,000 total number of common shares reserved for issuance under the Directors Plan, up to a balance of 530,000 common shares (which remain available for purposes of future grants of purchase rights to and exercise of such purchase rights by eligible directors pursuant to the Directors Plan) (the “Remaining Directors Plan Shares”) may be issued by the Company pursuant to the Directors Plan.

The Company wishes to register 3,530,000 as yet unallocated common shares (comprising the 3,000,000 2007 Plan Shares and the 530,000 Remaining Directors Plan Shares (together, the “Registered Shares”) pursuant to the Registration Statement.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Registration Statement);

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)
that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)
that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in meetings which were duly convened and at each of which a duly constituted quorum was present and voting throughout or adopted by all the Directors of the Company as unanimous written resolutions of the Board as the case may be and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

Opinion

Based solely on the foregoing assumptions and subject to the reservations set forth below, we are of the opinion that the Registered Shares, when duly issued in accordance with the Resolutions and the Plans, will be legally issued, fully-paid and non-assessable common shares of the Company.

Reservations

We have the following reservations:

(a)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)
In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(c)
In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(d)
Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

This opinion is addressed to you in connection with the registration of the Registered Shares with the United States Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Hunter Bailhache

Appleby Hunter Bailhache

SCHEDULE

1.
The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 7 November 2006 (the “Company Search”).

2.
The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 7 November 2006 (the “Litigation Search”).

(The Company Search and the Litigation Search are collectively referred to as the “Searches”).

3.	An electronic copy of the Registration Statement (excluding exhibits and excluding the documents incorporated by reference).

4.	Scanned copies of the Plans.

5.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Company (collectively referred to as the “Constitutional Documents”).

6.	Scanned copies of resolutions of the Board of Directors dated 26 October 2000, 5 November 2005, 6 March 2006, 8 May 2006 and 21 October 2006.

7.
A certified copy of the “Foreign Exchange Letter”, dated 9 December 1999 and of the letter of permission dated 12 December 1999 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

8.	A certified copy of the “Tax Assurance”, dated 12 December 1999 issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

9.	A Certificate of Compliance, dated 30 October 2006 issued by the Registrar of Companies in respect of the Company.